As filed with the Securities and Exchange Commission on May 22, 2024

Registration No. 333-203810

Registration No. 333-211270

Registration No. 333-216857

Registration No. 333-223503

Registration No. 333-230247

Registration No. 333-236666

Registration No. 333-253219

Registration No. 333-262609

Registration No. 333-269675

Registration No. 333-276939

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-203810

FORM S-8 REGISTRATION STATEMENT NO. 333-211270

FORM S-8 REGISTRATION STATEMENT NO. 333-216857

FORM S-8 REGISTRATION STATEMENT NO. 333-223503

FORM S-8 REGISTRATION STATEMENT NO. 333-230247

FORM S-8 REGISTRATION STATEMENT NO. 333-236666

FORM S-8 REGISTRATION STATEMENT NO. 333-253219

FORM S-8 REGISTRATION STATEMENT NO. 333-262609

FORM S-8 REGISTRATION STATEMENT NO. 333-269675

FORM S-8 REGISTRATION STATEMENT NO. 333-276939

UNDER

THE SECURITIES ACT OF 1933

Viking Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1073877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9920 Pacific Heights Blvd, Suite 350

San Diego, CA 92121 (Address of Principal Executive Offices) (Zip Code)

2024 Equity Incentive Plan

(Full title of the plan)

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 350

San Diego, CA 92121

(858) 704-4660

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.
Samantha H. Eldredge, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304
(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to Securities Act Forms Compliance and Disclosure Interpretation 126.43 (“C&DI 126.43”) published by the Securities and Exchange Commission (the “Commission”), Viking Therapeutics, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (this “Post-Effective Amendment”) to the following registration statements on Form S-8 (collectively, the “Prior Registration Statements”) filed by the Registrant with the Commission:

1)
Registration Statement on Form S-8 (File No. 333-203810) filed on May 1, 2015, with respect to 1,527,770 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”) issued or issuable under the Viking Therapeutics, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”);
2)
Registration Statement on Form S-8 (File No. 333-211270) filed on May 10, 2016, with respect to 338,930 shares of Common Stock issued or issuable under the 2014 Plan;
3)
Registration Statement on Form S-8 (File No. 333-216857) filed on March 21, 2017, with respect to 728,835 shares of Common Stock issued or issuable under the 2014 Plan;
4)
Registration Statement on Form S-8 (File No. 333-223503) filed on March 7, 2018, with respect to 1,253,598 shares of Common Stock issued or issuable under the 2014 Plan;
5)
Registration Statement on Form S-8 (File No. 333-230247) filed on March 13, 2019, with respect to 2,510,971 shares of Common Stock to issued or issuable under the 2014 Plan;
6)
Registration Statement on Form S-8 (File No. 333-236666) filed on February 26, 2020, with respect to 2,534,476 shares of Common Stock issued or issuable under the 2014 Plan;
7)
Registration Statement on Form S-8 (File No. 333-253219) filed on February 17, 2021, with respect to 2,562,557 shares of Common Stock issued or issuable under the 2014 Plan;
8)
Registration Statement on Form S-8 (File No. 333-262609) filed on February 9, 2022, with respect to 2,738,694 shares of Common Stock issued or issuable under the 2014 Plan;
9)
Registration Statement on Form S-8 (File No. 333-269675) filed on February 10, 2023, with respect to 2,739,004 shares of Common Stock issued or issuable under the 2014 Plan; and
10)
Registration Statement on Form S-8 (File No. 333-276939) filed on February 7, 2024, with respect to 3,503,981 shares of Common Stock issued or issuable under the 2014 Plan.

On May 21, 2024, the Registrant’s stockholders approved the Viking Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), which replaces the 2014 Plan. No further awards will be made under the 2014 Plan.

The number of shares of Common Stock initially authorized for issuance pursuant to the awards under the 2024 Plan is equal to (a) 12,000,000 shares of Common Stock, plus (b) up to 7,674,614 shares of Common Stock currently subject to outstanding stock options or other equity awards granted under the Viking Therapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) that would become available for future issuance under the 2024 Plan to the extent that, after the date hereof, any such equity award terminates or expires prior to exercise or settlement, is not issued because the award is settled in cash, is forfeited because of the failure to vest or is reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price (such shares under clause (b), the “Carryover Shares”).

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register the 12,000,000 newly authorized shares of Common Stock that have become available for offer or sale pursuant to the 2024 Plan, which number does not include the Carryover Shares.

In accordance with C&DI 126.43 and pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Prior Registration Statements, this Post-Effective Amendment is filed to indicate that the Prior Registration Statements will also cover the issuance of the Carryover Shares under the 2024 Plan (as such shares would no longer be issuable under the 2014 Plan as described above). No additional securities are being registered by this Post-Effective Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Post-Effective Amendment in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to participants in the equity plans covered by this Post-Effective Amendment as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 7, 2024;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on April 25, 2024;
(c)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the Registrant’s revised definitive proxy statement on Schedule 14A, filed with the SEC on April 5, 2024;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 1, 2024 and March 4, 2024; and
(e)

The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the SEC on April 23, 2015 (File No. 001-37355) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of common stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Viking Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 350

San Diego, CA 92121

(858) 704-4660

Attn: Chief Executive Officer

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to the Registrant or the Registrant’s stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant will, under certain circumstances, indemnify any director, officer, employee or agent of the Registrant, subject to any provisions contained in the Registrant’s amended and restated bylaws. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify, to the fullest extent permitted by law, each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including, among other things, attorney’s fees and amounts paid in settlement) reasonably incurred or suffered by such director, officer, employee or agent in connection therewith, subject to certain conditions. The Registrant’s amended and restated bylaws also provide the Registrant with the power to, to the extent authorized by the Registrant’s board of directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Registrant to the fullest extent indemnification may be granted to the Registrant’s directors and officers. In addition, the Registrant’s amended and restated bylaws provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to certain exceptions.

The Registrant has entered into separate indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant’s amended and restated bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant maintains insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1

Amended and Restated Certificate of Incorporation (previously filed on July 1, 2014 as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

3.2

Amended and Restated Bylaws of Viking Therapeutics, Inc., effective as of May 9, 2023 (previously filed on May 11, 2023 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed on July 1, 2014 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.2	2014 Equity Incentive Plan (previously filed on March 2, 2015 as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197182) and incorporated herein by reference).

4.3

Form of Stock Option Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.4

Form of Restricted Stock Unit Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.5

Form of Stock Appreciation Rights Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.6

Form of Restricted Stock Award Agreement (2014 Equity Incentive Plan) (previously filed on September 2, 2014 as Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197182) and incorporated herein by reference).

4.7

Viking Therapeutics, Inc. 2024 Equity Incentive Plan (previously filed on May 22, 2024 as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-279633) and incorporated herein by reference).

4.8

Form of Stock Option Award Agreement under the Viking Therapeutics, Inc. 2024 Equity Incentive Plan (previously filed on May 22, 2024 as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-279633) and incorporated herein by reference).

4.9

Form of Restricted Stock Unit Award Agreement under the Viking Therapeutics, Inc. 2024 Equity Incentive Plan (previously filed on May 22, 2024 as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-279633) and incorporated herein by reference).

4.10

Form of Restricted Stock Award Agreement under the Viking Therapeutics, Inc. 2024 Equity Incentive Plan (previously filed on May 22, 2024 as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-279633) and incorporated herein by reference).

5.1*	Opinion of Paul Hastings LLP.

5.2	Opinion of Paul Hastings LLP (previously filed on May 1, 2015 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-203810) and incorporated herein by reference).

5.3	Opinion of Paul Hastings LLP (previously filed on May 10, 2016 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-211270) and incorporated herein by reference).

5.4	Opinion of Paul Hastings LLP (previously filed on March 21, 2017 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-216857) and incorporated herein by reference).

5.5	Opinion of Paul Hastings LLP (previously filed on March 7, 2018 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-223503) and incorporated herein by reference).

5.6	Opinion of Paul Hastings LLP (previously filed on March 13, 2019 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-230247) and incorporated herein by reference).

5.7	Opinion of Paul Hastings LLP (previously filed on February 26, 2020 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-236666) and incorporated herein by reference).

5.8	Opinion of Paul Hastings LLP (previously filed on February 17, 2021 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253219) and incorporated herein by reference).

5.9	Opinion of Paul Hastings LLP (previously filed on February 9, 2022 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-262609) and incorporated herein by reference).

5.10	Opinion of Paul Hastings LLP (previously filed on February 10, 2023 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-269675) and incorporated herein by reference).

5.11	Opinion of Paul Hastings LLP (previously filed on February 7, 2024 as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276939) and incorporated herein by reference).

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

23.3	Consent of Paul Hastings LLP is contained in Exhibit 5.2 to this Registration Statement.

23.4	Consent of Paul Hastings LLP is contained in Exhibit 5.3 to this Registration Statement.

23.5	Consent of Paul Hastings LLP is contained in Exhibit 5.4 to this Registration Statement.

23.6	Consent of Paul Hastings LLP is contained in Exhibit 5.5 to this Registration Statement.

23.7	Consent of Paul Hastings LLP is contained in Exhibit 5.6 to this Registration Statement.

23.8	Consent of Paul Hastings LLP is contained in Exhibit 5.7 to this Registration Statement.

23.9	Consent of Paul Hastings LLP is contained in Exhibit 5.8 to this Registration Statement.

23.10	Consent of Paul Hastings LLP is contained in Exhibit 5.9 to this Registration Statement.

23.11	Consent of Paul Hastings LLP is contained in Exhibit 5.10 to this Registration Statement.

23.12	Consent of Paul Hastings LLP is contained in Exhibit 5.11 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature page.

*Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 22, 2024.

Viking Therapeutics, Inc.

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Brian Lian, Ph.D. and Greg Zante, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.	President, Chief Executive Officer and Director	May 22, 2024
(Principal Executive Officer)
/s/ Greg Zante
Greg Zante	Chief Financial Officer	May 22, 2024
(Principal Financial and Accounting Officer)
/s/ Matthew W. Foehr
Matthew W. Foehr	Director	May 22, 2024

/s/ Lawson Macartney, Ph.D.
Lawson Macartney, Ph.D.	Director	May 22, 2024

/s/ Sarah Kathryn Rouan
Sarah Kathryn Rouan	Director	May 22, 2024

/s/ Charles A. Rowland Jr.
Charles A. Rowland Jr.	Director	May 22, 2024

/s/ J. Matthew Singleton
J. Matthew Singleton	Director	May 22, 2024